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                                                                  EXHIBIT 23.2


                        [LATHAM & WATKINS LETTERHEAD]


                               July 31, 1997


     We hereby consent to the use of our name in the registration statement on Form 10 (the "Registration Statement") filed by PriceSmart, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, for the registration of shares of its Common Stock, $.0001 par value per share, under the caption "THE DISTRIBUTION--Material Federal Income Tax Consequences of the Distribution."

                                       Very truly yours,


                                       /s/ LATHAM & WATKINS
                                       --------------------
                                       Latham & Watkins